PARSONS LAW FIRM

ATTORNEYS AT LAW

SUITE 1710

500 108TH AVENUE N.E.

BELLEVUE, WASHINGTON 98004

(425) 451-8036    FAX (425) 451-8568

James B. Parsons*                                                    e-mail firm-info@parsonslaw.biz                              *Also admitted in Oregon and

jparsons@parsonslaw.biz                                                                                                                                the Northern Mariana Islands

Robert J. Burnett**                                                                                                                                         ** LL.M. in Taxation

rburnett@parsonslaw.biz

CONSENT OF COUNSEL

We consent to the inclusion in this amended Form SB-2 of Claremont Technologies Corp. of our opinion dated February 14, 2003. We also consent to the reference to our firm under the caption "Counsel" in this amended Form SB-2.

Very truly yours,

PARSONS LAW FIRM

James B. Parsons

JBP:aqs